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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-A

              For Registration of Certain Classes of Securities
                  Pursuant to Section 12(b) or 12(g) of the
                       Securities Exchange Act of 1934

                          LAMALIE ASSOCIATES, INC.
           (Exact name of registrant as specified in its charter)

                 DELAWARE                                59-2776441
 (State of incorporation or organization)    (IRS Employer Identification No.)

        200 PARK AVENUE, SUITE 3100
           NEW YORK, NEW YORK                            10166-0136
(Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]



      Securities to be registered pursuant to Section 12(b)of the Act:

                                    None

      Securities to be registered pursuant to Section 12(g)of the Act:

                   COMMON STOCK, PAR VALUE $.01 PER SHARE
                   --------------------------------------
                              (Title of Class)


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               INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On April 29, 1997, Lamalie Associates, Inc. (the "Company") filed a Registration Statement on Form S-1 (File No. 333-26027) with the Securities and Exchange Commission under the Securities Act of 1933 (the "Form S-1 Registration Statement") covering the registration under such Act of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), the class of securities covered by this Registration Statement. The information required to be furnished in response to this Item is set forth in the preliminary prospectus dated April 29, 1997, which is included as part of the Form S-1 Registration Statement under the heading "Description of Capital Stock," which information is by this reference incorporated into this Registration Statement.

ITEM 2.      EXHIBITS

         The Exhibits required to be furnished in response to this Item have been (or will be by amendment) filed as Exhibits to the S-1 Registration Statement, including as the same may be amended, which Exhibits are by this reference incorporated into this Registration Statement.

                                  SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                LAMALIE ASSOCIATES, INC.



Dated: June 3, 1997

                                                By: /s/ Jack P. Wissman
                                                    ----------------------------
                                                    Jack P. Wissman,
                                                    Executive Vice President